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                                                                     EXHIBIT 3.2
                                     BYLAWS

                                       OF

                           KING PHARMACEUTICALS, INC.


                                    ARTICLE I

                             MEETING OF SHAREHOLDERS

         1. Annual Meeting. The annual meeting of the shareholders shall be held at such time and place, either within or without this State, as may be designated from time to time by the directors.

         2. Special Meeting. Special meetings of the shareholders may be called by the President, a majority of the Board of Directors, or by the holders of not less than ten percent (10%) of all the shares entitled to vote at such meeting. The place of said meeting shall be designated by the directors.

         3. Notice of Shareholder Meetings. Written notice stating the date, time, and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered either personally, or by mail, by or at the direction of the President, Secretary, officer, or person calling the meeting to each shareholder entitled to vote at the meeting. Such notice shall be delivered not less than ten (10) days nor more than two (2) months before the date of the meeting, and shall be deemed to be delivered when deposited in the United States mail postpaid and correctly addressed (if mailed), or upon actual receipt (if hand delivered). The person giving such notice shall certify that the notice required by this paragraph has been given.


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         4. Quorum Requirements. A majority of the shares entitled to vote shall constitute a quorum for the transaction of business. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

         5. Voting and Proxies. If a quorum exists, action on a matter (other than the election of directors) shall be approved if the votes favoring the action exceed the votes opposing the action. A shareholder may vote his or her shares either in person or by written proxy, which proxy is effective when received by the Secretary or other person authorized to tabulate votes. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         1. Qualification and Election. Directors need not be shareholders or residents of this State. They shall be elected by a plurality of the votes cast at a meeting at which a quorum is present. Each director shall hold office until the expiration of the term for which the director is elected, and thereafter until a successor has been elected and qualified.

         2. Number. The number of directors shall be eight (8) unless another number is fixed by the Board of Directors.

         3. Meetings. The Board of Directors may hold such regular and special meetings as it from time to time decides. These meetings may be either in person or by conference call. Special


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meetings may be called at any time by the Chairman of the Board, President, or any two (2) directors.

         4. Notice of Directors' Meetings. All regular board meetings may be held without notice. Special meetings shall be preceded by at least two (2) days' notice of the date, time and place of the meeting. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed one (1) month in any one adjournment.

         5. Quorum and Vote. The presence of a majority of the directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board.

         6. Board Committees. The Board of Directors, by a resolution adopted by a majority of its members, may create one or more committees, consisting of one or more directors, and may delegate to such committee or committees any and all such authority as is permitted by law.

                                   ARTICLE III

                                    OFFICERS

         1. Numbers. The Corporation shall have a President, a Secretary, a Chairman of the Board of Directors or a Chief Executive Officer, and such other officers as the Board of Directors shall from time to time deem necessary. Any two or more offices may be held by the same person with the exception of the President and the Secretary.


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         2. Election and Term. The officers shall be elected by the Board of
Directors. Each officer shall serve at the pleasure of the Board until such officer's resignation or removal.

         3. Duties. All officers shall have such authority and perform such duties in the management of the Corporation as are normally incident to their offices and as the Board of Directors may from time to time provide.

                                   ARTICLE IV

                       RESIGNATION, REMOVALS AND VACANCIES

         1. Resignations. Any officer or director may resign at any time by giving notice to the Chairman of the Board, the President, or the Secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, then upon its delivery.

         2. Removal of Officers. Any officer may be removed by the Board or its designate at any time with or without cause.

         3. Removal of Directors. Any or all of the directors may be removed either with or without cause by a proper vote of the shareholders.

         4. Vacancies. Newly created directorships resulting from an increase in the number of directors, and vacancies occurring in any office or directorship for any reason, including removal of an officer or director, may be filled by the vote of a majority of the directors then in office, even if less than a quorum exists.


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                                    ARTICLE V

                                  CAPITAL STOCK

         1. Stock Certificates. Every shareholder shall be entitled to a certificate or certificates of capital stock of the corporation in such form as may be prescribed by the Board of Directors. Unless otherwise decided by the Board, such certificates shall be signed by the President and the Secretary of the Corporation.

         2. Transfer of Shares. Shares of stock may be transferred on the books of the Corporation by delivery and surrender of the properly assigned certificate, but subject to any restrictions on transfer imposed by either the applicable securities laws or any shareholder agreement.

         3. Loss of Certificates. In the case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

                                   ARTICLE VI

                                ACTION BY CONSENT

         Whenever the shareholders or directors are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all the persons or entities entitled to vote thereon. The affirmative vote of the number of shares or directors that would be necessary to take such action at a meeting shall be the act of the shareholders or directors, as the case may be.


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                                   ARTICLE VII

                                 INDEMNIFICATION

         With respect to claims of liabilities arising out of service as a director or officer of the Corporation, the Corporation shall indemnify and advance expenses to each present and future director or officer (and his or her estate, heirs, and personal representatives) to the fullest extent allowed by the laws of the State of Tennessee, both as now in effect and as hereafter adopted or amended. In the event that the Corporation indemnifies or makes any advance of expenses under this provision, the Secretary shall, in writing, report such action to the shareholders with or before the notice of the next shareholder's meeting.

                                  ARTICLE VIII

                               AMENDMENT OF BYLAWS

         These Bylaws may be amended, added to, or repealed either by the shareholders or the Board of Directors as provided by statute. Any change in the Bylaws made by the Board of Directors, however, may be amended or repealed by the shareholders.


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                                  CERTIFICATION

         I certify that these initial Bylaws for the Corporation were duly adopted by the Unanimous Written Consent of the Board of Directors as of the 28th day of October 1996.
                                    /s/ John A. A. Bellamy
                                    ----------------------------------
                                    John A. A. Bellamy
                                    Vice-President and General Counsel


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